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                                                                  Exhibit (d)(4)

                       CORT BUSINESS SERVICES CORPORATION
                              4401 Fair Lakes Court
                             Fairfax, Virginia 22033


                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                              _______________, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of CORT BUSINESS SERVICES CORPORATION, a Delaware corporation, does hereby constitute and appoint Paul N. Arnold and Frances Ann Ziemniak, or each of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of CORT BUSINESS SERVICES CORPORATION, held of record by the undersigned on _________, 1999, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at __________________________________________, on ______________, 1999, beginning at ____ _.m., and at any and all adjournments and postponements thereof, as follows:

      (Continued, and to be marked, signed and dated, on the reverse side)

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The Board of Directors recommends a vote FOR Item 1.        Please Mark
                                                            your vote as
                                                            indicated in     [X]
                                                            this example

                                       FOR           AGAINST          ABSTAIN
Item 1.  ADOPTION OF THE AGREEMENT     [ ]             [ ]              [ ]
         AND PLAN OF MERGER

                                       GRANTED       WITHHELD
Item 2.  OTHER MATTERS                  [ ]            [ ]

           In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournment(s) thereof.

               THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 2.

           PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

                                       Dated                      , 1999
                                            ----------------------

                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature if held jointly

                                       NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.